                            EXHIBIT 99

                     MULTI-COLOR CORPORATION


                      For Immediate Release
                        September 12, 1995


Contact:  Joseph D. Mark
          Hambro America Securities, Inc.
          (212) 223-8277

          John C. Court
          Multi-Color Corporation
          (513) 321-5381


Multi-Color Corporation has engaged Hambro America Securities,
Inc. to conduct a review of Multi-Color's business strategy and capital structure, including the possibility of privately placing
$3 million to $5 million of equity or equity equivalent securities.

This decision signifies Multi-Color's commitment to strengthening the Company's balance sheet as well as obtaining the resources needed for capital improvements and future expansion.

Hambro is a 156 year-old investment banking firm that is headquartered in London. Its New York and London offices have represented a number of domestic and international packaging companies over the past several years. Joseph D. Mark, managing director of Hambro America, in announcing the agreement, said, "We're excited about assisting Multi-Color in achieving its strategic objectives. The Company is known as a leader and innovator in the label and package printing industry."

Multi-Color, a 78 year-old printer of packaging, is one of the leading printers of labels for consumer products in the United
States.